Exhibit 10.26

EQUIPMENT PURCHASE AND SALE AGREEMENT

This Equipment Purchase and Sale Agreement (the “Agreement”) is made this 21 day of December, 2020 (the “Effective Date”), by and between

A)       RE&I International Limited, a Hong Kong corporation, whose address is at Unit 1102 11/F, Pacific Plaza, 418 Des Voeux Road West, Hong Kong (“REI”);

B)       Zhenjiang Nextek Glass Film Limited (Chinese Name: 镇江明科玻璃膜有限公司) (“Nextek”), a company established in People’s Republic of China with its registered address at No.7 Dagangtongganglu Zhenjiangxinqu, Zhenjiang, Jiangsu, China (Chinese Address: 江苏省镇江新区大港通港路7号(综合保税区内); (“Nextek”) or (“Seller”);

C)       Integrated Media Technology Limited, an Australia corporation, whose address is Level 7, 420 King William Street, Adelaide, South Australia (“Buyer”).

WHEREAS:

(A)	The Seller is a wholly owned subsidiary of REI. The Seller is the registered owner of the one lamination line equipment to manufacture Laminated Glass and the listing of these equipment is set out in Exhibit A (“Equipment”). The Equipment is located in a bonded area in Zhenjiang.
(B)	REI is to guarantee the performance of the Seller’s obligations in this agreement.
(C)	The Seller is willing to sell and the Buyer is willing to purchase the Equipment under the the terms and conditions below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, the parties agree as follows:

1.       Purchase and Sale of Equipment. At the Closing (as defined in Section 2) Seller shall sell, transfer, convey, assign, and deliver to Buyer, and Buyer shall purchase, accept, and pay for all right, title, and interest in and to the Equipment set forth on Exhibit A, and Buyer shall pay Seller or its designate, by wire transfer or attorney trust account check United States Dollars One Million Six Hundred and Fifty Thousand (US$1,650,000.00) (the “Purchase Price”).

2.       Closing.  The closing (the “Closing”) and consummation of the transactions contemplated by this Agreement, shall take place by facsimile exchange or email of the documents on December 21, 2020, and delivery of the original documents on a date as the parties may mutually determine. “Closing Date” means the date of the exchange of documents via facsimile or email.

3.       Representations and Warranties of Seller and REI.  Seller and REI, individually and collectively, represents and warrants to Buyer that the statements contained in this Section 3 are true, correct and complete as of the Effective Date and will be true, correct and complete as of the Closing Date.

3.1       Organization of the Buyer and Authorization of Transaction. REI is a Hong Kong corporation, duly organized and in good standing in Hong Kong. Seller is a China corporation, duly organized and in good standing in China. REI and Seller each has full power and authority, including full corporate power and authority, to execute and deliver this Agreement and to perform and consummate, its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of REI and Seller, individually and collectively, enforceable in accordance with its terms and conditions. Each of the Seller and REI need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any person(s), or government or governmental agency in order to consummate the transactions contemplated by this Agreement.

3.2       Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will, immediately or with the passage of time: (A) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which REI, the Seller or the Equipment is subject; or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which REI and the Seller, individually or collectively, is a party or by which it is bound or to which any of the Equipment is subject.

3.3       Consents. No approval, consent, waiver, or authorization of or filing or registration with any governmental authority or third party is required for the execution, delivery, or performance by Seller or REI of the transactions contemplated by this Agreement.

3.4       Title to Equipment. Nextek has good and marketable title to the Equipment, free and clear of all security interests, liens and encumbrances. Nextek and REI represents and warrants the following:

a)       the Equipment are stored in good condition.

b)       the Equipment will function of the intended purpose of laminating glass and if there are problems or the Equipment does not conform to the specifications then REI and the Seller jointly agree to fix any of the Equipment which does not conform to the Specifications or in the event of no Specifications, the functionality of the intended purpose of laminating glass. REI and the Seller shall individually and jointly pay for the costs of fixing the Equipment or the Equipment conform to the Specifications or operate as its intended function to laminate glass.

3.5       Litigation. Neither REI, Seller or the Equipment, in whole or in part: (A) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge that would limit, restrict or prevent consummation of the transactions contemplated hereby; or (B) is a party or the subject of, or is, to the knowledge of REI or Seller’s president, threatened to be made a party to, or the subject of, any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator that would, if determined adversely to Seller: (1) limit, restrict or prevent consummation of the transactions contemplated hereby; or (2) cause any representation or warranty of REI or Seller herein to be not true.

3.6       Brokers’ Fees. REI and Seller, individually and jointly, have no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated or for which a lien or encumbrance could be placed on the Equipment.

3.7       Disclosure.  The representations and warranties contained in this Section 3 do not contain any untrue statement of a fact or omit to state any fact necessary in order to make the statements contained in this Section 3 not misleading.

4.       Representations and Warranties of Buyer.  Buyer represents and warrants to Seller and REI that the statements contained in this Section 4 are true, correct and complete as of the Effective Date and will be true, correct and complete as of the Closing Date.

4.1       Organization of the Seller / Authorization of Transaction. The Buyer is an Australia corporation, duly organized and in good standing in the State of South Australia. Buyer has full power and authority, including full corporate power and authority, to execute and deliver this Agreement and to perform and consummate, its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any person(s), or government or governmental agency in order to consummate the transactions contemplated by this Agreement.

4.2       Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will, immediately or with the passage of time: (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Buyer is subject; or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Buyer is a party or by which it is bound.

4.3       Consents. No approval, consent, waiver, or authorization of or filing or registration with any governmental authority or third party is required for the execution, delivery, or performance by Buyer of the transactions contemplated by this Agreement.

4.4       Litigation. Buyer is not: (A) subject to any outstanding injunction, judgment, order, decree, ruling, or charge that would limit, restrict or prevent consummation of the transactions contemplated hereby; or (B) a party, or, to the knowledge of Buyer’s officers, threatened to be made a party, to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator that would, if determined adversely to Buyer: (1) limit, restrict or prevent consummation of the transactions contemplated hereby; or (2) cause any representation or warranty of Seller herein to be not true.

4.5       Brokers’ Fees. Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

4.6       Disclosure.  The representations and warranties contained in this Section 4 do not contain any untrue statement of a fact or omit to state any fact necessary in order to make the statements and information contained in this Section 4 not misleading.

5.       Pre-Closing. Each of the parties will use its reasonable best efforts to take all actions and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement.

6.       Post Purchase Covenants.

6.1       In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party may request, at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefore under Section 8 below).   Without limiting the foregoing, REI and the Seller shall from time to time at the request of Buyer and without further consideration, execute and deliver such instruments of transfer, conveyance, and assignment in addition to those delivered hereunder, and will take such other actions as Buyer may request from time to time, to more effectively transfer, convey, and assign to and vest in Buyer, and to put Buyer in possession of, all or any portion of the Equipment.

6.2       REI and Seller shall be responsible for setting up the Equipment into one Lamination Line at no cost to the Buyer.

6.3       REI and Seller shall also be responsible, at no costs to the Buyer, for the maintenance and operability of the Equipment for its intended purposes for the first 12 months after setting up the line for commercial production.

7.       Items to be Delivered. At the Closing: (A) Seller shall: (1) deliver to Buyer a bill of sale substantially in the form attached hereto as Exhibit B (the “Bill of Sale”) to transfer and vest in Buyer good and marketable title to the Equipment, free and clear of all liens and encumbrances; and (2) make the Equipment available to the Buyer at Seller’s location up to the 10th of January 2021; and (B) Buyer shall deliver to Seller the 100% of the Purchase Price, by wire transfer in accordance with Seller’s written instructions.  Buyer shall arrange promptly take possession of the Equipment.

8.       Indemnification.

8.1       Seller shall indemnify and hold Buyer harmless from any and all losses, claims, liabilities, damages, obligations, liens, encumbrances, costs and expenses, including reasonable attorney fees, pretrial, trial and appellate, and court costs (collectively being “Damages”), that are suffered or incurred by Buyer or the Equipment, in whole or in part, from time to time, and arise as a result of any breach of the covenants, warranties or representations of this Agreement or the Bill of Sale by Seller.

8.2       Buyer shall indemnify and hold Seller harmless from any and all Damages that are suffered or incurred by Seller, in whole or in part, from time to time, and arise as a result of: (A) any breach of the covenants, warranties or representations of this Agreement or the Bill of Sale by Buyer; or (B) Buyer’s ownership and utilization of the Equipment on and after the Closing Date.

9.       No Third-party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

10.       Entire Agreement, Waiver and Modification.  This Agreement sets forth the entire understanding of the parties concerning the subject matter hereof and incorporates all prior negotiations and understandings.  There are no covenants, promises, agreements, conditions or understandings, either oral or written, between them relating to the subject matter of this Agreement other than those set forth herein.  No purported waiver by any party of any default by another party of any term or provision contained herein shall be deemed to be a waiver of such term or provision unless the waiver is in writing and signed by the waiving party. No such waiver shall in any event be deemed a waiver of any subsequent default under the same or any other term or provision contained herein.  No alteration, amendment, change or addition to this Agreement shall be binding upon any party unless in writing and signed by the party to be charged.

11.       Notices.  Any consent, waiver, notice, demand, request or other instrument required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given at the earlier of: (A) actual delivery, when delivered in person; (B) the next business day following a complete successful facsimile transmission to the appropriate number first set forth above; (C) three business days if sent via overnight express courier (e.g., FedEx) to the party’s address first set forth above; or (D) five (5) business days after being sent by certified United States mail, return receipt requested, postage prepaid, to the party’s address first set forth above.  Either party may change its address for notices or facsimile phone number in the manner set forth herein.

12.       Captions.  The captions and paragraph numbers appearing in this Agreement are inserted only as a matter of convenience.  They do not define, limit, construe or describe the scope or intent of the provisions of this Agreement.

13.       Applicable Law, Venue and Jurisdiction.  This Agreement shall be construed and governed under and by the laws of the State of South Australia. The parties hereby waive all rights concerning the exercise of personal jurisdiction of them by the foregoing courts.

14.       Waiver of Jury Trial.  THE PARTIES KNOWINGLY AND VOLUNTARILY WAIVE ALL OF THEIR RIGHTS TO A TRIAL BY JURY ON ANY AND ALL ISSUES PERTAINING TO OR ARISING OUT OF THIS AGREEMENT AND EQUIPMENT.

15.       Construction.  The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation. The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

16.       Attorney’s Fees. In the event any litigation, mediation, arbitration, or controversy between the parties hereto arises out of or relates to this Agreement, the prevailing party in such litigation, mediation, arbitration or controversy shall be entitled to recover from the other party all reasonable attorneys’ fees, expenses and suit costs, including those associated with any appellate proceedings or any post-judgment collection proceedings.

17.       Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same Agreement.

18.       Survival. Sections 3, 4, 6 and 8 through 16 shall survive the Closing and shall continue in full force and effect thereafter.

[Signature on the following page. Balance of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SIGNED by Lisa Xia Lin	)
for and on behalf of	)	/s/ Lisa Xia Lin
RE&I International Limited	)
in the presence of:	)

SIGNED by Lisa Xia Lin	)
for and on behalf of	)	/s/ Lisa Xia Lin
Zhenjiang Nextek Glass Film Limited	)
in the presence of:	)

SIGNED by Con Unerkov	)
for and on behalf of	)	/s/ Con Unerkov
Integrated Media Technology Limited	)
in the presence of:	)

Exhibit A

Equipment List

The list of equipment is one lamination line with the manufacturing capable to laminate approximately 80,000 sq meter of laminated glass per year.

Definition:

“Lamination” - the process whereby approved film or films of one or a combination of optical, chemical or electrical properties is permanently boned between two pieces of glass or other substrate, so as to form a single indivisible unit;

“Lamination Line” - The vital and essential equipment and their associated control systems, hardware and software to enable the Company the capability to adequately receive, store, cut, treat and prepare approved films used in the lamination process; to fit electric terminals and wiring to such films; to receive, handle, store and wash glass or other approved substrates; and to effectively bond such glass or other approved substrates to such film so as to manufacture the product to a maximum size of 2000 mm x 3500 mm and to the specification(s) stated in this agreement; together with the equipment necessary for the safe and effective conveyance of such films, glass or other substrates within the defined Lamination Line area;

“Laminated Glass” - the completed indivisible panel or pane of glass or other substrate, including any wiring connections, formed from the bonding of the substrates either side of the approved film or films; and

Equipment List - Assets Sold:

1)    One Glass Lamination Oven

2)    One Laser Engraving Cutting M/C

3)    One Glass Washing M/C

4)    One Auto Assemble M/C

5)    One Glass Loading M/C

6)    Four Conveyors

Exhibit B

Bill of Sale

KNOW ALL MEN BY THESE PRESENTS THAT FOR AND IN CONSIDERATION OF THE PAYMENT OF UNITED STATES DOLLARS ONE MILLION SIX HUNDRED AND FIFTY THOUSAND (US$1,650,000.00), AND OTHER GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, RE&I International Limited, a Hong Kong corporation (“Seller”), pursuant to, and in connection with the consummation of the transactions contemplated by, that certain Equipment Purchase and Sale Agreement dated on or about December 21, 2020 (the “Purchase and Sale Agreement”), does hereby grant, bargain, sell, convey, transfer and deliver unto Integrated Media Technology Limited, an Australia corporation, its successors and assigns (“Buyer”), to have and to hold forever, all and singular, all of the assets set forth on Exhibit A hereto (the “Assets”).

Seller:

(A)       warrants and represents that:

(1)       it is the lawful owner in all respects of all of the Assets; and

(2)       the Assets are free and clear of any and all liens, security agreements, encumbrances, claims, demands and charges of every kind and character whatsoever;

and

(B)       covenants and agrees at all times and from time to time hereafter, at its expense, to:

(1)       warrant and defend the title to all of the Assets unto the Buyer, its successors and assigns, forever against every person whomsoever makes any claim against or for such herein described property and the Assets or any part thereof; and

(2)       execute and deliver to Buyer such further instruments, documents, consents and assurances as Buyer may reasonably request to fully and effectively sell, convey and transfer the Assets to Buyer.

IN WITNESS WHEREOF, this Bill of Sale shall has been executed and delivered, and shall be effective to transfer all of the Assets, as of this 21 day of December, 2020.

Seller: RE&I International Limited

Lisa Xia Lin, President